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                                                                      Exhibit 11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial History" and to the incorporation by reference of our reports with respect to Acorn Fund, Acorn International and Acorn USA dated January 31, 1997 in the Registration Statement of Acorn Investment Trust on Form N-1A and the related Prospectus filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 60 to the Registration Statement under the Securities Act of 1933 (File No.2-34223) and in this Amendment No. 35 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-1829).


                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP

Chicago, Illinois
December 30, 1997